Exhibit 10.14

ACTIVISION, INC.

AMENDED AND RESTATED 2003 INCENTIVE PLAN

NOTICE OF SHARE OPTION AWARD

You have been awarded an Option to purchase Shares of Common Stock of Activision, Inc. (the “Company”), as follows:

•                  Your name:  Ann Weiser

•                  Total number of Shares purchasable upon exercise of the Option awarded:  200,000

•                  Exercise Price:  US $21.59 per Share

•                  Date of Grant:  September 28, 2007

•                  Expiration Date:  September 28, 2017

•                  Grant ID:  03001965

•                  Your Award of the Option is governed by the terms and conditions set forth in:

•                  this Notice of Share Option Award;

•                  the Share Option Award Terms attached hereto as Exhibit A (the “Award Terms”); and

•                  the Company’s Amended and Restated 2003 Incentive Plan, the receipt of a copy of which you hereby acknowledge.

•                  Your Share Option Award has been made in accordance with your Employment Agreement as a material inducement to your entering into or renewing employment with the Company or one of its subsidiaries or affiliates pursuant to such Employment Agreement, and is also governed by any applicable terms and conditions set forth in such Employment Agreement.

•                  Certain terms of your Award:

•                  Schedule for Vesting:  Except as otherwise provided under the Award Terms, the Option awarded to you will vest and become exercisable as follows, provided you remain continuously employed by the Company or one of its subsidiaries or affiliates through each such date:

Schedule for Vesting
Date of Vesting	No. of Shares Vesting at Vesting Date	Cumulative No. of Shares Vested at Vesting Date
August 31, 2008	66,667	66,667
August 31, 2009	66,667	133,334
August 31, 2010	66,666	200,000

•                  Termination Without Cause or For Good Reason Continuation Period:  12 months

•                  Termination on Death Acceleration Period:  12 months

•                  The Option is not intended to be an “incentive stock option,” as such term is defined in Section 422 of the Code.

•                  To accept your Award of the Option, you must sign and return to the Company this Notice of Share Option Award, which bears an original signature on behalf of the Company.  You are urged to do so promptly.

•                  Please return the signed Notice of Share Option Award to the Company at:

Activision, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA  90405
Attn:  Stock Plan Administration

You should retain the enclosed duplicate copy of this Notice of Share Option Award for your records.

Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Award Terms.

ACTIVISION, INC.

		By:	George L. Rose
		Title:	Secretary
		Date:	November 5, 2007

ACCEPTED AND AGREED:

/s/ Ann Weiser
Ann Weiser

Date:	November 5, 2007

2

EXHIBIT A

ACTIVISION, INC.

AMENDED AND RESTATED 2003 INCENTIVE PLAN

SHARE OPTION AWARD TERMS

1.                                       Definitions.

(a)           For purposes of these Award Terms, the following terms shall have the meanings set forth below:

“Award” means the award described on the Grant Notice.

“Award Terms” means these Share Option Award Terms.

“Cause” shall have the meaning given to such term in the Employment Agreement.

“Common Stock” means the Company’s common stock, $0.000001 par value per share.

“Company” means Activision, Inc. and any successor thereto.

“Company-Sponsored Equity Account” means an account that is created with the Equity Account Administrator in connection with the administration of the Company’s equity plans and programs, including the Plan.

“Date of Grant” means the date of grant of the Award set forth on the Grant Notice.

“Employment Agreement” means the employment agreement between the Holder and the Company or one of its subsidiaries or affiliates, as in effect from time to time.

“Employment Violation” means any material breach by the Holder of the Employment Agreement for so long as the terms thereof shall apply to the Holder (with any breach of the post-termination obligations contained therein deemed to be material for purposes of these Award Terms).

“Equity Account Administrator” means the brokerage firm utilized by the Company from time to time to create and administer accounts for participants in the Company’s equity plans and programs, including the Plan.

“Exercise Price” means the exercise price set forth on the Grant Notice.

“Expiration Date” means the expiration date set forth on the Grant Notice.

“Good Reason” shall have the meaning given to such term in the Employment Agreement.

“Grant Notice” means the Notice of Share Option Award to which these Award Terms are attached as Exhibit A.

“Holder” means the recipient of the Award named on the Grant Notice.

“Look-back Period” means, with respect to any Employment Violation by the Holder, the period beginning on the date which is 12 months prior to the date of such Employment Violation by the Holder and ending on the date of computation of the Recapture Amount with respect to such Employment Violation.

“Option” means the option to purchase shares of Common Stock awarded to the Holder on the terms and conditions described in the Grant Notice and these Award Terms.

“Plan” means the Activision, Inc. Amended and Restated 2003 Incentive Plan, as amended from time to time.

“Recapture Amount” means, with respect to any Employment Violation by the Holder, the gross gain realized or unrealized by the Holder upon all exercises of the Option during the Look-back Period with respect to such Employment Violation, which gain shall be calculated as the sum of:

(i)            if the Holder has exercised any portion of the Option during such Look-back Period and sold any of the Shares acquired on exercise thereafter, an amount equal to the product of (A) the sales price per Share sold minus the Exercise Price times (B) the number of Shares as to which the Option was exercised and which were sold at such sales price; plus

(ii)           if the Holder has exercised any portion of the Option during such Look-back Period and not sold any of the Shares acquired on exercise thereafter, an amount equal to the product of (A) the greatest of the following: (1) the Fair Market Value per share of Common Stock on the date of exercise, (2) the arithmetic average of the per share closing sales prices of Common Stock as reported on NASDAQ for the 30 trading day period ending on the trading day immediately preceding the date of the Company’s written notice of its exercise of its rights under Section 10 hereof, or (3) the arithmetic average of the per share closing sales prices of Common Stock as reported on NASDAQ for the 30 trading day period ending on the trading day immediately preceding the date of computation, minus the Exercise Price, times (B) the number of Shares as to which the Option was exercised and which were not sold.

“Shares” means the shares of Common Stock or other securities purchasable upon exercise of the Option.

“Withholding Taxes” means any taxes, including, but not limited to, social security and Medicare taxes and federal, state and local income taxes, required to be withheld under any applicable law.

(b)           Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

2.                                       Expiration.  Except as otherwise set forth in these Award Terms, the Option shall expire and no longer be exercisable on the Expiration Date.

3.                                       Vesting and Exercise.

(a)           Vesting Schedule.  Except as otherwise set forth in these Award Terms, the Option shall vest, and thereupon become exercisable, in accordance with the “Schedule for Vesting” set forth on the Grant Notice.

(b)           Exercisable Only by Holder; Transferability.  Except as otherwise permitted under the Plan, the Option may be exercised during the Holder’s lifetime only by the Holder.  With the Committee’s consent, all or part of the Option may be transferred in accordance with Section 7.3 of the Plan.  EXCEPT AS OTHERWISE PERMITTED UNDER THE PLAN AND THESE AWARD TERMS, THE OPTION SHALL NOT BE TRANSFERABLE BY THE HOLDER OTHER THAN BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION.

(c)           Procedure for Exercise.  The Option may be exercised by the Holder as to all or any of the Shares as to which it has vested (i) by following the procedures for exercise established by the Equity Account Administrator and posted on the Equity Account Administrator’s website from time to time or (ii) with the Company’s consent, by giving the Company written notice of exercise, in such form as may be prescribed by the Company from time to time, specifying the number of Shares to be purchased.

(d)           Payment of Exercise Price.  To be valid, any exercise of the Option must be accompanied by full payment of the aggregate Exercise Price of the Shares being purchased.  Such payment shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, (ii) if securities of the Company of the same class as the Shares are then traded or quoted on a national securities exchange, the Nasdaq Stock Market, Inc. or a national quotation system sponsored by the National Association of Securities Dealers, Inc. and with the Company’s consent, through the delivery of irrevocable written instructions, in form acceptable to the Company, to the Equity Account Administrator (or, with the Company’s consent, such other brokerage firm as may be requested by the person exercising the Option) to sell some or all of the Shares being purchased upon such exercise and to thereafter deliver promptly to the Company from the proceeds of such sale an amount in cash equal to the aggregate Exercise Price of the Shares being purchased, or (iii) with the Company’s consent, any combination of (i) or (ii) above.

(e)           No Fractional Shares.  In no event may the Option be exercised for a fraction of a Share.

(f)            No Adjustment for Dividends or Other Rights.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date as of which the issuance or transfer of Shares to the person entitled thereto has been evidenced on the books and records of the Company pursuant to clause (ii) of Section 3(g) hereof following exercise of the Option.

(g)           Issuance and Delivery of Shares.  As soon as practicable (and, in any event, within 30 days) after the valid exercise of the Option, the Company shall (i) effect the issuance or transfer of the Shares purchased upon such exercise, (ii) cause the issuance or transfer of such Shares to be evidenced on the books and records of the Company, and (iii) cause such Shares to be delivered to a Company-Sponsored Equity Account in the name of the person entitled to such Shares (or, with the Company’s consent, such other brokerage account as may be requested by such person); provided, however, that, in the event such Shares are subject to a legend as set forth in Section 12 hereof, the Company shall instead cause a certificate evidencing such Shares and bearing such legend to be delivered to the person entitled thereto.

(h)           Partial Exercise.  If the Option shall have been exercised with respect to less than all of the Shares purchasable upon exercise of the Option, the Company shall make a notation in its books and records to reflect the partial exercise of the Option and the number of Shares that thereafter remain available for purchase upon exercise of the Option.

4.                                       Termination of Employment.

(a)           For Cause or Without Good Reason.  In the event that the Holder’s employment is terminated by the Company or any of its subsidiaries or affiliates for Cause or by the Holder in breach of Section 10(a) of the Employment Agreement, in each case prior to the vesting in full of the Option, as of the date of such termination of employment the Option shall (i) cease to vest, (ii) no longer be exercisable, whether or not vested, and (iii) be immediately cancelled.

(b)           Without Cause or For Good Reason.  In the event that the Holder’s employment is terminated by the Company or any of its subsidiaries or affiliates without Cause or by the Holder for Good Reason, in each case prior to the vesting in full of the Option, the Option shall (i) continue to vest in accordance with the “Schedule for Vesting” set forth on the Grant Notice as if the Holder’s employment had continued after the date of such termination for the “Termination Without Cause or For Good Reason Continuation Period” set forth on the Grant Notice and (ii) to the extent vested as of the last day of the period described in clause (i) of this Section 4(b), be exercisable in accordance with these Award Terms until the earlier of (A) the 30th day after that day and (B) the Expiration Date, after which the Option shall no longer be exercisable and shall be cancelled.

(c)           Death.  In the event that the Holder dies while employed by the Company or any of its subsidiaries or affiliates prior to the vesting in full of the Option, the Option shall (i) vest as of the date of the Holder’s death with respect to the number of Shares as to which the Option would have ultimately vested in accordance with the “Schedule for Vesting” set forth on the Grant Notice assuming the Holder’s employment had continued thereafter for the “Termination on Death Acceleration Period” set forth on the Grant Notice and (ii) to the extent then vested, the Option shall be exercisable in accordance with these Award Terms until the earlier of (A) the first anniversary of the date of the Holder’s death and (B) the Expiration Date or, if the Expiration Date is a date within six months after the date of the Holder’s death, the date that is six months after the Holder’s death (provided, however, that, if the Option is intended to qualify as an incentive stock option (as such term is defined in Section 422 of the Code), in no instance may the term of the Option exceed any maximum term established pursuant to the Plan with respect thereto), after which the Option shall no longer be exercisable and shall be cancelled.

(d)           Other.  Unless the Committee decides otherwise, in the event that the Holder’s employment is terminated for any reason not addressed by Section 4(a), 4(b) or 4(c) hereof prior to the vesting in full of the Option, the Option shall (i) cease to vest as of the date of such termination of employment and (ii) to the extent vested as of the date of such termination of employment, be exercisable in accordance with these Award Terms until the earlier of (A) the 30th day after the date of such termination of employment and (B) the Expiration Date, after which the Option shall no longer be exercisable and shall be cancelled.

5.             Tax Withholding.  The Company shall have the right to require the Holder to satisfy any Withholding Taxes resulting from the exercise (in whole or in part) of the Option, the issuance or transfer of any Shares upon exercise of the Option or otherwise in connection with the Award at the time such Withholding Taxes become due.  The Holder shall be entitled to satisfy any Withholding Taxes contemplated by this Section 5 (a) by delivery to the Company of  a certified check or bank check or wire transfer of immediately available funds; (b) if securities of the Company of the same class as the Shares are then traded or quoted on a national securities exchange, the Nasdaq Stock Market, Inc. or a national quotation system sponsored by the National Association of Securities Dealers, Inc. and with the Company’s consent, through the delivery of irrevocable written instructions, in form acceptable to the Company, to the Equity Account Administrator (or, with the Company’s consent, such other brokerage firm as may be requested by the person exercising the Option) to sell some or all of the Shares being purchased upon such exercise and to thereafter deliver promptly to the Company from the proceeds of such sale an amount in cash equal to the aggregate amount of such Withholding Taxes; or (c) with the Company’s consent, by any combination of (a) and (b) above.  Notwithstanding anything to the contrary contained herein, (i) the Company or any of its subsidiaries or affiliates shall have the right to withhold from the Holder’s compensation any Withholding Taxes contemplated by this Section 5 and (ii) the Company shall have no obligation to deliver any Shares upon exercise of the Option unless and until all Withholding Taxes contemplated by this Section 5 have been satisfied.

6.             Reservation of Shares.  The Company shall at all times reserve for issuance or delivery upon exercise of the Option such number of shares of Common Stock or other securities as shall be required for issuance or delivery upon exercise thereof.

7.             Committee Discretion.  Except as may otherwise be provided in the Plan, the Committee shall have sole discretion to (a) interpret any provision of the Plan, the Grant Notice and these Award Terms, (b) make any determinations necessary or advisable for the administration of the Plan and the Award, and (c) waive any conditions or rights of the Company under the Award, the Grant Notice or these Award Terms, or amend, alter, accelerate, suspend, discontinue or terminate the Award, the Grant Notice or these Award Terms; provided, however, that, except as provided in Section 8, 9 or 11 hereof, without the consent of the Holder, no such amendment, alteration, suspension, discontinuation or termination of the Award, the Grant

Notice or these Award Terms may materially and adversely affect the rights or obligations of the Holder in respect of the Award, taken as a whole.  Without intending to limit the generality or effect of the foregoing, any decision or determination to be made by the Committee pursuant to these Award Terms, including whether to grant or withhold any consent, shall be made by the Committee in its sole and absolute discretion, subject only to the terms of the Plan.  By accepting and agreeing to the Award, the Holder consents to any amendment, alteration, suspension, discontinuation or termination of the Award, the Grant Notice or these Award Terms that (i) is effected in accordance with Section 8, 9 or 11 hereof or (ii) does not materially and adversely affect the rights or obligations of the Holder in respect of the Award, taken as a whole.

8.             Adjustments.  Notwithstanding anything to the contrary contained herein, to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, extraordinary dividend or other similar distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, the issuance of warrants or other rights to purchase shares of Common Stock or other securities, or other similar corporate transaction or event affecting shares of Common Stock, then the Award shall be adjusted in accordance with Section 7.6 of the Plan.  In addition, the Committee is authorized to make such adjustments as it deems appropriate in the terms and conditions of, and the criteria included in, the Award in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any of its subsidiaries or affiliates or the financial statements of the Company or any of its subsidiaries or affiliates, or in response to changes in applicable laws, regulations or accounting principles.

9.             Registration and Listing.  Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to allow the Option to be exercised, and the Option and Shares purchasable upon exercise of the Option may not be purchased, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with (a) the Securities Act of 1933, as amended, or any comparable federal securities law, and all applicable state securities laws, (b) the requirements of any securities exchange, securities association, market system or quotation system on which securities of the Company of the same class as the Shares are then traded or quoted, (c) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (d) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction.  The Company is under no obligation to register, qualify or list, or maintain the registration, qualification or listing of, the Option or Shares with the SEC, any state securities commission or any securities exchange, securities association, market system or quotation system to effect such compliance.  The Holder shall make such representations and furnish such information as may be appropriate to permit the Company, in light of the then existence or non-existence of an effective registration statement under the Securities Act of 1933, as amended, relating to the Option or Shares, to issue or transfer the Option or Shares in compliance with the provisions of that or any comparable federal securities law and all applicable state securities laws.  The Company shall have the right, but not the obligation, to register the issuance or resale of the Option or Shares under the Securities Act of 1933, as amended, or any comparable federal securities law or applicable state securities law.

10.           Employment Violation.  In the event of an Employment Violation, the Company shall have the right to require (i) the termination and cancellation of the Option, whether vested or unvested, and (ii) payment by the Holder to the Company of the Recapture Amount with respect to such Employment Violation; provided, however, that, in lieu of payment by the Holder to the Company of the Recapture Amount, the Holder, in his or her discretion, may tender to the Company the Shares acquired upon exercise of the Option during the Look-back Period with respect to such Employment Violation and the Holder shall not be entitled to receive any consideration from the Company in exchange therefor.  Any such termination of the Option and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with such Employment Violation, including, without limitation, the right to terminate the Holder’s employment if not already terminated and to seek injunctive relief and additional monetary damages.

11.           Section 409A.  If any provision of the Plan, the Grant Notice or these Award Terms would, in the reasonable, good faith judgment of the Company, result or likely result in the imposition on the Holder, beneficiary or any other person of a penalty tax under Section 409A of the Code, the Committee may modify the terms of the Plan, the Grant Notice or these Award Terms, without the consent of the Holder, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such penalty tax.

12.           Legend.  The Company may, if determined by it based on the advice of counsel to be appropriate, cause any certificate evidencing Shares to bear a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.”

13.           No Right to Continued Employment.  Nothing contained in the Grant Notice or these Award Terms shall be construed to confer upon the Holder any right to be continued in the employ of the Company or any of its subsidiaries or affiliates or derogate from any right of the Company or any of its subsidiaries or affiliates to retire, request the resignation of, or discharge the Holder at any time, with or without Cause.

14.           No Rights as Stockholder.  No holder of the Option shall, by virtue of the Grant Notice or these Award Terms, be entitled to any right of a stockholder of the Company, either at law or in equity, and the rights of any such holder are limited to those expressed, and are not enforceable against the Company except to the extent set forth, in the Plan, the Grant Notice and these Award Terms.

15.           Severability.  In the event that one or more of the provisions of these Award Terms shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

16.           Governing Law.  To the extent that federal law does not otherwise control, the validity, interpretation, performance and enforcement of the Grant Notice and these Award Terms shall be governed by the laws of the State of California, without giving effect to principles of conflicts of laws thereof.

17.           Successors and Assigns.  The provisions of the Grant Notice and these Award Terms shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Holder and, to the extent applicable, the Holder’s permitted assigns under Section 3(b) hereof and the Holder’s estate or beneficiary(ies) as determined by will or the laws of descent and distribution.

18.           Notices.  Any notice or other document which the Holder or the Company may be required or permitted to deliver to the other pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: (a) if to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn: Stock Plan Administration, or such other address as the Company by notice to the Holder may designate in writing from time to time; and (b) if to the Holder, at the address shown in the Employment Agreement or such other address as the Holder by notice to the Company may designate in writing from time to time.  Notices shall be effective upon receipt.

19.           Conflict with Employment Agreement or Plan.  In the event of any conflict between the terms of the Employment Agreement and the terms of the Grant Notice or these Award Terms, the terms of the Grant Notice or these Award Terms, as the case may be, shall control.  In the event of any conflict between the terms of the Employment Agreement, the Grant Notice or these Award Terms and the terms of the Plan, the terms of the Plan shall control.